CONTACTS:             Mark Sauder - Chief Financial Officer
                      (602) 852-6600
                      Investor Relations - DriveTime Automotive Group, Inc.
                      Investor-relations@drivetime.com


                    DRIVETIME REPORTS DELISTING OF DEBENTURES


PHOENIX - January 8, 2003 - DriveTime Automotive Group, Inc., formerly known as Ugly Duckling Corporation, the largest used car sales company focused exclusively on the sub-prime market, announced today that its request to withdraw its debentures from listing on the American Stock Exchange has been granted and the debentures will no longer be listed and traded on the American Stock Exchange. The Company will also no longer be a reporting company under the Exchange Act. The delisting and deregistration follow the Company's 2002 going private transaction in which Ernest C. Garcia, via affiliates, acquired all of the common stock of the Company and ceased public trading.

The Company currently has two classes of debt securities listed on the American Stock Exchange, 12% Debentures due 2003 and 11% Debentures due 2007. The Company determined that, based upon the limited trading volume of the debentures and the costs associated with being a reporting company under the Exchange Act, it was in the best interests of the Company to withdraw the debentures from listing on the American Stock Exchange and terminate the Company's reporting obligation under the Exchange Act. The Company had previously noted its intention to delist the debentures in its third quarter 2002 Form 10Q filing. From December 13th until December 30, 2002, the Securities and Exchange Commission also posted for public comment in the Federal Register the Company's request to delist the debentures.

Headquartered in Phoenix, Arizona, DriveTime Automotive Group, Inc. is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 76 DriveTime dealerships, located in 11 metropolitan areas in eight states.


This press release includes statements that constitute forward-looking statements within the meaning of the safe harbor provisions of the Private and Securities Litigation Reform Act of 1995. We claim the protection of the safe-harbor for our forward-looking statements. Forward-looking statements are often characterized by the words "may," "anticipates," "believes," "estimates," "projects," "expects" or similar expressions and do not reflect historical facts. Forward-looking statements in this press release relate, among other matters, to: the delisting of the 2003 and 2007 debentures and the Company no longer being a reporting company under the Exchange Act. Forward looking statements are subject to risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward looking statements, some of which we cannot predict or quantify. Factors that could affect our results and cause or contribute to differences from these forward-looking statements include, but are not limited to: any decline in consumer acceptance of our car sales strategies or marketing campaigns; any inability to finance our operations in light of a tight credit market for the sub-prime industry and our current financial circumstances; any deterioration in the used car finance industry or increased competition in the used car sales and finance industry; any inability to monitor and improve our underwriting and collection processes; any changes in estimates and assumptions in, and the ongoing adequacy of, our allowance for credit losses; increases in interest rates; generally maintaining liquidity levels and cash flows sufficient to fund our ongoing operations; the failure to efficiently and profitably manage acquisitions and/or new car dealerships; adverse economic conditions; any material litigation against us or material, unexpected developments in existing litigation; and any new or revised accounting, tax or legal guidance that adversely affect used car sales or financing. Forward-looking statements speak only as of the date the statement was made.
Future events and actual results could differ materially from the forward-looking statements. When considering each forward-looking statement, you should keep in mind the risk factors and cautionary statements found throughout this press release as well as those contained in our Annual Report on Form 10-K and our other filings with the SEC. We are not obligated to publicly update or revise any forward looking statements, whether as a result of new information, future events, or for any other reason. References to DriveTime Automotive Group, Inc. as the largest operator of used car dealerships focusing exclusively on the sub-prime market is management's belief based upon the knowledge of the industry and not on any current independent third party study.
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